(e)(1)(i)

November 30, 2011

Todd Modic

Senior Vice President

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Investments Distributor, LLC, formerly, ING Funds Distributor, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Distributor to render underwriting services to ING Emerging Markets Index Portfolio, a newly established Series of ING Variable Portfolios, Inc. (the “Portfolio”), effective on November 30, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Schedule of Approvals of the Agreement. The Amended Schedule of Approvals is attached hereto.

The Amended Schedule of Approvals has also been updated to reflect the removal of ING NASDAQ 100 Index® Portfolio because this series recently dissolved.

Please signify your acceptance to act as Distributor under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Investments Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING INVESTMENTS DISTRIBUTOR, LLC

Company
ING Australia Index Portfolio

ING BlackRock Science and Technology Opportunities Portfolio

ING Emerging Markets Index Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio